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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-87930 of Regal Cinemas Corporation on Form S-4 of our report on the consolidated financial statements of Regal Cinemas, Inc. dated February 15, 2002 except for Note 2, as to which the date is March 8, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Regal Cinemas, Inc.'s voluntary petition and reorganization under Chapter 11 of the U.S. Bankruptcy Code and subsequent acquisition), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 19, 2002

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  EXHIBIT 23.3
  INDEPENDENT AUDITORS' CONSENT